As filed with the Securities and Exchange Commission on September 20, 2019
Registration No. 333‑233678

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

FORUM ENERGY TECHNOLOGIES, INC.*
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	10344 Sam Houston Park Drive, Suite 300 Houston, Texas 77064 (281) 949-2500 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	61-1488595 (I.R.S. Employer Identification No.)
John C. Ivascu
Senior Vice President, General Counsel and Secretary
10344 Sam Houston Park Drive, Suite 300
Houston, Texas 77064
(281) 949-2500
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:
James B. Marshall
Laura Katherine Mann
Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002-4995
(713) 229-1234
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check One).

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Debt Securities
Preferred Stock, par value $0.01 per share
Common Stock, par value $0.01 per share
Warrants
Guarantees of Debt Securities(3)
Subscription Rights(5)
Depositary Shares(6)
Purchase Contracts
Units(7)
Total			$400,000,000	$48,480(4)

(1)
There is being registered hereunder such indeterminate number or amount of the securities identified in the table as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder or other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereunder such indeterminate amount of securities as may from time to time be issuable as a result of stock splits, stock dividends, or applicable antidilution provisions.

(2)
The proposed maximum initial offering price per share and the proposed maximum aggregate offering price per class of security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3.

(3)
The additional registrants listed in the table below may fully and unconditionally guarantee any series of debt securities issued hereunder. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

(4)
The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act on the basis of the maximum aggregate offering price of all securities offered. In no event will the aggregate initial offering price of all securities offered from time to time pursuant to this Registration Statement exceed $400,000,000. The registration fee of $48,480 was previously paid with the filing of the Registration Statement on Form S-3, dated September 9, 2019, File No. 333-233678.

(5)	Rights evidencing the right to purchase common stock, preferred stock, depositary shares or warrants.

(6)
The depositary shares being registered will be evidenced by depositary receipts issued under a deposit agreement. If the registrant elects to offer fractional interests in preferred stock to the public, depositary receipts will be distributed to the investors purchasing the fractional interests, and the preferred stock will be issued to the depositary under the deposit agreement.

(7)	Each unit will be issued under a unit agreement or indenture and will represent an interest in any combination of two or more securities, which may or may not be separable from one another.

* Includes certain subsidiaries of Forum Energy Technologies, Inc. identified below that may guarantee the debt securities.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The additional registrants listed below may guarantee the debt securities:

Exact name of additional registrant as specified in its charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.

FET Holdings, LLC	Delaware	45-4081088
Forum Holdings, LLC	Delaware	47-1635519
Forum Energy Services, Inc.	Delaware	90-0778250
Forum Global Holdings, LLC	Delaware	47-1635417
Forum Global Tubing LLC	Delaware	98-0534972
Forum Global Tubing LP	Delaware	98-0534974
Forum International Holdings, Inc.	Delaware	03-0585021
Forum US, Inc.	Delaware	26-3748750
Global Flow Technologies, Inc.	Delaware	56-2520657
Global Tubing, LLC	Delaware	20-8937890
Houston Global Heat Transfer LLC	Delaware	81-4999345
Z Explorations, Inc.	Delaware	93-0789523
Z Resources, Inc.	Delaware	93-0450795
Zy-Tech Global Industries, Inc.	Delaware	93-0919913

* Except for Global Flow Technologies, Inc., Global Tubing, LLC, Z Explorations, Inc., Z Resources, Inc. and Zy-Tech Global Industries, Inc., the address for the principal executive office of each additional registrant is 10344 Sam Houston Park Drive, Suite 300, Houston, Texas 77064 and the telephone number for each additional registrant’s principal executive office is (281) 949-2500. The address for the principal executive office of each of Global Flow Technologies, Inc., Z Explorations, Inc., Z Resources, Inc. and Zy-Tech Global Industries, Inc. is 12735 Dairy Ashford, Stafford, Texas 77477 and the telephone number for each of these entities is (281) 637-2000. The address for the principal executive office of Global Tubing, LLC is 501 County Road 493, Dayton, Texas 77525 and the telephone number for this entity is 713-265-5000. The name, address, including zip code, and telephone number, including area code, of the agent for service for each of the additional registrants is John C. Ivascu, Senior Vice President, General Counsel and Secretary, Forum Energy Technologies, Inc., 10344 Sam Houston Park Drive, Suite 300, Houston, Texas 77064, (281) 949-2500.

EXPLANATORY NOTE
The sole purpose of this amendment is to amend the registration statement to include the EDGAR filing codes for the additional registrants previously identified in the registration statement. No other material changes have been made to the registration statement. Accordingly, this amendment consists only of the cover page, this explanatory note and Part II of the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses payable by Forum Energy Technologies, Inc., a Delaware corporation (the “Company”), in connection with the offering described in this Registration Statement.

Registration fee	$48,480*
Printing expenses	†
Accounting fees and expenses	†
Legal fees and expenses	†
Trustee fees and expenses	†
Rating agency fees	†
Miscellaneous	†
Total	†
________________________
* Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest, distributions and dividends, if any.
† Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
Delaware General Corporation Law
Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Delaware Court of Chancery or such other court shall deem proper.
Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.
Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). The determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in Section 145. The expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon those terms and conditions, if any, as the corporation deems appropriate.
Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145.
Section 145(k) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Forum Energy Technologies, Inc.

Certificate of Incorporation and Bylaws
The Company’s amended and restated certificate of incorporation provides that a director will not be liable to the Company or its stockholders for monetary damages to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided for in the certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. The Company’s amended and restated certificate of incorporation also contains indemnification rights for the directors and officers. Specifically, the amended and restated certificate of incorporation provides that the Company shall indemnify its officers and directors to the fullest extent authorized by the DGCL.
The Company’s bylaws will provide that the Company will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Certain Other Arrangements
The Company has obtained directors’ and officers’ insurance to cover its directors, officers and some employees for certain liabilities.
Each of the Company’s current and former directors and officers are indemnified pursuant to an indemnification agreement and to the fullest extent possible under law against all losses pertaining to certain actions taken by them, or failures to act. Pursuant to these agreements, if an officer or director makes a claim of indemnification to the Company, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) the Company to indemnify the officer or director.

Subsidiary Guarantors

Delaware Corporations
The indemnification provisions of the DGCL described in “Delaware General Corporation Law” above also relate to the directors and officers of the Delaware corporations discussed below.
Forum International Holdings, Inc. and Global Flow Technologies, Inc. are subsidiary guarantors and Delaware corporations. Under their respective bylaws, each corporation shall indemnify, to the fullest extent permitted under Delaware law, any person who was or is a party or is threatened to be made a party to any type of proceeding by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the corporation or is or was serving or has agreed to serve at the request of the corporation as a director, officer, employee or agent of another corporation or entity, against all losses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding. Forum International Holdings, Inc.’s certificate of incorporation also provides for similar, non-exclusive, rights to indemnification, to the fullest extent permitted under Delaware law, for its officers and directors. Each of Forum International Holdings, Inc. and Global Flow Technologies, Inc. is authorized to purchase insurance to protect itself and any person who is or was serving as a director, officer, employee or agent of the corporation.
Forum Energy Services, Inc., Forum US, Inc., Z Resources, Inc. and Zy-Tech Global Industries, Inc. are a subsidiary guarantors and Delaware corporations. Under their respective bylaws, each corporation shall indemnify its directors, officers, employees and agents and any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or entity if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to criminal matters, had no reasonable cause to believe the person’s conduct was unlawful, except that no indemnification shall be made if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court determines that such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Each of Forum Energy Services, Inc., Forum US, Inc., Z Resources, Inc. and Zy-Tech Global Industries, Inc. is authorized to indemnify any such person only as authorized in the specific case upon a determination by the board of directors, the stockholders or, in certain circumstances, by independent legal counsel in a written opinion, that such person met the applicable standard of conduct under such entity’s bylaws. Each of Forum Energy Services, Inc. and Forum US, Inc.’s certificate of incorporation also provides for similar, non-exclusive, rights to indemnification, to the fullest extent permitted under Delaware law, for their respective officers and directors. Each of Forum Energy Services, Inc., Forum US, Inc., Z Resources, Inc. and Zy-Tech Global Industries, Inc. is authorized to purchase insurance to protect itself and any person who is or was serving as a director, officer, employee or agent of the corporation.
Z Exploration, Inc. is a subsidiary guarantor and a Delaware corporation. Under its bylaws, Z Exploration, Inc. shall indemnify, to the fullest extent permitted under Delaware law, any person who was or is a party or is threatened to be made a party to any type of proceeding by reason of the fact that he or she is or was a director or an officer of the corporation or is or was serving at the request of the corporation as a director, officer or trustee of another corporation or other entity, against all losses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding. The corporation is authorized to purchase insurance to protect itself and any person who is or was serving as a director, officer, employee or agent of the corporation.
Delaware Limited Liability Companies
Section 18-108 of the Delaware Limited Liability Company Act (the "LLCA") provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
FET Holdings, LLC, Forum Global Holdings, LLC and Forum Holdings, LLC are subsidiary guarantors and Delaware limited liability companies. Under their respective limited liability company agreements, each company shall indemnify and hold harmless its sole member and sole manager and their respective partners, shareholders, officers, directors, managers, employees, agents and representatives, and the partners, shareholders, officers, directors, managers, employees, agents and representatives of such persons to the fullest extent permitted by applicable law.
Forum Global Tubing LLC and Houston Global Heat Transfer LLC are a subsidiary guarantors and Delaware limited liability companies. Under their respective limited liability company agreements (each as amended and restated to date), each company shall indemnify each of its sole members, managers and officers to the fullest extent permitted by applicable law against any losses incurred by or asserted against such person arising out of any act or omission of such person in connection with the company, unless such act or omission constitutes bad faith, gross negligence or willful misconduct. Each company may purchase insurance against liabilities asserted against and expenses incurred by such indemnified persons in any official capacity, or arising out of such indemnified person’s official status, regardless of whether the company would have the power to indemnify the person against liabilities under its amended and restated limited liability company agreement.
Global Tubing, LLC is a subsidiary guarantor and a Delaware limited liability company. Under Global Tubing, LLC’s second amended and restated limited liability company agreement, its members, directors and officers shall be entitled to be indemnified by the company, except as limited by applicable law, for all losses arising from proceedings to which such person may be involved by reason of their being a member, director or officer of the company, or by reason of their involvement in the management of the affairs of the company, unless such person engaged in a bad faith violation of the implied contractual covenant of good faith and fair dealing implied by the LLCA (or, in the case of an officer, if such officer’s actions would constitute a violation of Section 145 of the DGCL if the company were a Delaware corporation).
Delaware Limited Partnership
Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.
Forum Global Tubing LP is a Delaware limited partnership. The agreement of limited partnership of Forum Global Tubing LP provides that the partnership shall indemnify, to the fullest extent not prohibited by law, its general partners, limited partners and all officers, directors, agents and employees of the general partners and limited partners and the partnership in connection with any actual or threatened proceeding arising out of their service to the partnership or to another enterprise at the request of the partnership. The partnership may purchase insurance against liabilities asserted against and expenses incurred by such indemnified persons in respect of their service, regardless of whether the partnership would have the power to indemnify such persons against liabilities under its agreement of limited partnership.

Item 16. Exhibits.†

Exhibit No.	Description of Exhibit
*4.1
Third Amended and Restated Certificate of Incorporation of Forum Energy Technologies, Inc. (the “Company”) dated March 28, 2011 (incorporated herein by reference to Exhibit 3.2 to Amendment No. 5 to the Company’s Registration Statement on Form S-1 File No. 333-176603, filed on August 31, 2011 (the “Registration Statement”), filed on March 29, 2012).

*4.2	Second Amended and Restated Bylaws of the Company dated April 17, 2012 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on April 17, 2012).
*4.3
Certificate of Formation of FET Holdings, LLC dated December 16, 2011 (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 File No. 333-213266, filed on August 23, 2016 (the “2016 Registration Statement”).

*4.4	Limited Liability Company Agreement of FET Holdings, LLC dated December 16, 2011 (incorporated herein by reference to Exhibit 4.4 to the 2016 Registration Statement).
*4.5
Certificate of Formation of Forum Holdings, LLC dated August 8, 2014 (incorporated by reference herein to Exhibit 4.5 to the Company’s Registration Statement on Form S-3 File No. 333-233678, filed on September 9, 2019 (the “2019 Registration Statement”)).

*4.6	Limited Liability Company Agreement of Forum Holdings, LLC dated August 8, 2014 (incorporated by reference herein to Exhibit 4.6 to the 2019 Registration Statement).
*4.7	Certificate of Incorporation of Forum Energy Services, Inc. dated December 2, 2011 (incorporated herein by reference to Exhibit 4.5 to the 2016 Registration Statement).
*4.8	Bylaws of Forum Energy Services, Inc (incorporated herein by reference to Exhibit 4.6 to the 2016 Registration Statement).
*4.9	Certificate of Formation of Forum Global Holdings, LLC dated August 8, 2014 (incorporated herein by reference to Exhibit 4.7 to the 2016 Registration Statement).
*4.10	Limited Liability Company Agreement of Forum Global Holdings, LLC dated August 8, 2014 (incorporated herein by reference to Exhibit 4.8 to the 2016 Registration Statement).
*4.11	Certificate of Formation of Forum Global Tubing LLC dated May 8, 2007 (incorporated herein by reference to Exhibit 4.9 to the 2016 Registration Statement).

*4.12	Amended and Restated Limited Liability Company Agreement of Forum Global Tubing LLC dated July 1, 2013 (incorporated herein by reference to Exhibit 4.10 to the 2016 Registration Statement).
*4.13	Certificate of Limited Partnership of Forum Global Tubing LP dated April 20, 2007 (incorporated herein by reference to Exhibit 4.11 to the 2016 Registration Statement).
*4.14	Amended and Restated Agreement of Limited Partnership of Forum Global Tubing LP dated July 1, 2013 (incorporated herein by reference to Exhibit 4.12 to the 2016 Registration Statement).
*4.15	Certificate of Incorporation of Forum International Holdings, Inc. dated March 21, 2006 (incorporated herein by reference to Exhibit 4.13 to the 2016 Registration Statement).
*4.16	Bylaws of Forum International Holdings, Inc. dated March 21, 2006 (incorporated herein by reference to Exhibit 4.14 to the 2016 Registration Statement).
*4.17	Certificate of Incorporation of Forum US, Inc. dated November 14, 2008 (incorporated herein by reference to Exhibit 4.15 to the 2016 Registration Statement).
*4.18	Bylaws of Forum US, Inc. (f/k/a Forum Oilfield Technologies US, Inc.) (incorporated herein by reference to Exhibit 4.16 to the 2016 Registration Statement).
*4.19	Certificate of Incorporation of Global Flow Technologies, Inc. dated June 28, 2005 (incorporated herein by reference to Exhibit 4.17 to the 2016 Registration Statement).
*4.20	Bylaws of Global Flow Technologies, Inc. dated June 29, 2005 (incorporated herein by reference to Exhibit 4.18 to the 2016 Registration Statement).
*4.21	Certificate of Formation of Global Tubing, LLC dated April 20, 2007 (incorporated by reference herein to Exhibit 4.21 to the 2019 Registration Statement).
*4.22	Second Amended and Restated Limited Liability Company Agreement of Global Tubing, LLC dated October 2, 2017 (incorporated by reference herein to Exhibit 4.22 to the 2019 Registration Statement).
*4.23	Certificate of Formation of Houston Global Heat Transfer LLC dated January 17, 2017 (incorporated by reference herein to Exhibit 4.23 to the 2019 Registration Statement).
*4.24
Second Amended and Restated Limited Liability Company Agreement of Houston Global Heat Transfer LLC dated October 5, 2018 (incorporated by reference herein to Exhibit 4.24 to the 2019 Registration Statement).

*4.25	Certificate of Incorporation of Z Explorations, Inc. dated March 18, 1997 (incorporated herein by reference to Exhibit 4.21 to the 2016 Registration Statement).
*4.26	Bylaws of Z Explorations, Inc (incorporated herein by reference to Exhibit 4.22 to the 2016 Registration Statement).
*4.27	Certificate of Incorporation of Z Resources, Inc. dated March 18, 1997 (incorporated herein by reference to Exhibit 4.23 to the 2016 Registration Statement).
*4.28	Bylaws of Z Resources, Inc. (f/k/a PON Resources, Inc.) (incorporated herein by reference to Exhibit 4.24 to the 2016 Registration Statement).
*4.29	Certificate of Incorporation of Zy-Tech Global Industries, Inc. dated March 18, 1997 (incorporated herein by reference to Exhibit 4.25 to the 2016 Registration Statement).
*4.30	Bylaws of Zy-Tech Global Industries, Inc. (f/k/a Zidell Valve Corporation) (incorporated herein by reference to Exhibit 4.26 to the 2016 Registration Statement).
*4.31	Form of the Company’s Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to the Registration Statement, filed on December 29, 2011).
*4.32
Form of Indenture between the Company and the trustee thereunder (the “Senior Trustee”), relating to senior debt securities (incorporated herein by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 File No. 333-191294, filed on September 20, 2013 (the “2013 Registration Statement”)).

*4.33
Form of Indenture between the Company and the trustee thereunder (the “Subordinated Trustee”), relating to subordinated debt securities (incorporated herein by reference to Exhibit 4.5 to the 2013 Registration Statement).

*4.34
Indenture, dated October 2, 2013, among Forum Energy Technologies, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), (the “Existing Indenture”) (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on October 4, 2013).

*4.35	Form of 6.250% Senior Note due 2021 (included in Exhibit 4.34).
*4.36
Registration Rights Agreement, dated August 2, 2010, by and among Forum Energy Technologies, Inc. and the other parties thereto, as amended by Amendment No. 1 thereto, dated June 14, 2011 (each incorporated herein by reference to Exhibit B to Exhibit 4.2 to the Registration Statement, filed on September 1, 2011) (File No 333-176603).

*4.37
Amendment No. 2 to the Registration Rights Agreement, dated as of August 25, 2017, by and among Forum Energy Technologies and the other parties thereto (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on August 28, 2017).

*4.38
Registration Rights Agreement, dated as of October 2, 2017, by and between Forum Energy Technologies, Inc. and Q-GT (V) Investment Partners, LLC (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on October 3, 2017).

*5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities (incorporated herein by reference to Exhibit 5.1 to the 2019 Registration Statement).
*23.1	Consent of PricewaterhouseCoopers LLP. (incorporated herein by reference to Exhibit 23.1 to the 2019 Registration Statement).
*23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
*24.1	Powers of Attorney (incorporated herein by reference to Exhibit 24.1 to the 2019 Registration Statement).
**25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of the Senior Trustee (to be filed prior to any issuance of senior debt securities).
**25.2	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of the Subordinated Trustee (to be filed prior to any issuance of subordinated debt securities).
**25.3	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of the Trustee under the Existing Indenture.
____________________

†
The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any securities, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel to the Company as to certain tax matters relative to securities offered hereby.

*	Incorporated by reference as indicated.

**	To be filed, if necessary, on Form 305B2 in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.
(a)    Each undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)
Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Each undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, each undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Subordinated Trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (the “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 20, 2019.

FORUM ENERGY TECHNOLOGIES, INC.

By:	*
C. Christopher Gaut
President, Chief Executive Officer and Chairman of the Board

FET HOLDINGS, LLC
FORUM ENERGY SERVICES, INC.
FORUM GLOBAL HOLDINGS, LLC
FORUM GLOBAL TUBING LLC
FORUM HOLDINGS, LLC
FORUM INTERNATIONAL HOLDINGS, INC.
FORUM US, INC.

By:	*
Tylar K. Schmitt
President

FORUM GLOBAL TUBING LP
By: FORUM US, INC., its general partner

By:	*
Tylar K. Schmitt
President

GLOBAL TUBING, LLC
HOUSTON GLOBAL HEAT TRANSFER LLC

By:	*
Neal Lux
President

GLOBAL FLOW TECHNOLOGIES, INC.
Z EXPLORATIONS, INC.
Z RESOURCES, INC.
ZY-TECH GLOBAL INDUSTRIES, INC.

By:	*
Richard Harmon
President

*By:	/s/ John C. Ivascu
John C. Ivascu
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on September 20, 2019.
FORUM ENERGY TECHNOLOGIES, INC.

*	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
C. Christopher Gaut
*	Senior Vice President, Chief Financial Officer (Principal Financial Officer)
Pablo G. Mercado
*	Corporate Controller (Principal Accounting Officer)
John McElroy
*	Director
Evelyn M. Angelle
*	Director
David C. Baldwin
*	Director
John A. Carrig
*	Director
Michael McShane
*	Director
Terence O’Toole
*	Director
Louis A. Raspino
*	Director
John Schmitz
*	Director
Andrew L. Waite

*By:	/s/ John C. Ivascu
John C. Ivascu
Attorney-in-Fact

FET Holdings, LLC
*	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Tylar K. Schmitt
*	Manager
D. Lyle Williams
Forum Global Holdings, LLC
*	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Tylar K. Schmitt
*	Manager
D. Lyle Williams
Forum Holdings, LLC
*	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Tylar K. Schmitt
*	Manager
D. Lyle Williams
Forum Global Tubing LLC
*	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Tylar K. Schmitt
*	Manager
D. Lyle Williams
*	Manager
Pablo G. Mercado
Forum Energy Services, Inc.

*	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Tylar K. Schmitt
*	Director
D. Lyle Williams
Forum International Holdings, Inc.
*	President and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Tylar K. Schmitt
*	Director
D. Lyle Williams
Forum US, Inc. on behalf of itself and as general partner of Forum Global Tubing LP
*	President and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Tylar K. Schmitt
*	Director
D. Lyle Williams
Global Tubing, LLC
*	President and Manager (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Neal Lux
*	Manager
Tylar K. Schmitt
Houston Global Heat Transfer LLC
*	President and Manager (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Neal Lux
Global Flow Technologies, Inc.
*	President (Principal Executive Officer)
Richard Harmon
*	Secretary (Principal Financial Officer and Principal Accounting Officer)
James Felton

*	Director
Keith Barnard
*	Director
Steve Twellman
Z Explorations, Inc., Z Resources, Inc. and Zy - Tech Global Industries, Inc.
*	President and Director (Principal Executive Officer)
Richard Harmon
*	Secretary and Director (Principal Financial Officer and Principal Accounting Officer)
James Felton

*By:	/s/ John C. Ivascu
John C. Ivascu
Attorney-in-Fact